Exhibit 1

BANCO DE CHILE AND SUBSIDIARIES

Index

I.	Interim Condensed Consolidated Statements of Financial Position
II.	Interim Condensed Consolidated Statements of Comprehensive Income
III.	Interim Condensed Consolidated Statements of Changes in Equity
IV.	Interim Condensed Consolidated Statements of Cash Flows
V.	Notes to the Interim Condensed Consolidated Financial Statements

MCh$	=	Millions of Chilean pesos
ThUS$	=	Thousands of U.S. dollars
UF or CLF	=	Unidad de Fomento
(The Unidad de Fomento is an inflation-indexed, Chilean peso denominated monetary unit set daily in advance on the basis of the previous month’s inflation rate).
Ch$ or CLP	=	Chilean pesos
US$ or USD	=	U.S. dollars
JPY	=	Japanese yen
EUR	=	Euro
MXN	=	Mexican pesos
HKD	=	Hong Kong dollars
PEN	=	Peruvian nuevo sol
CHF	=	Swiss franc

IFRS	=	International Financial Reporting Standards
IAS	=	International Accounting Standards
RAN	=	Compilation of Norms of the Chilean Superintendency of Banks
IFRIC	=	International Financial Reporting Interpretations Committee
SIC	=	Standards Interpretation Committee

BANCO DE CHILE AND SUBSIDIARIES

BANCO DE CHILE AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2012 and September 30, 2013

(Expressed in million of Chilean pesos, unless otherwise specified)

			Unaudited	Unaudited
	Notes	December 31, 2012 MCh$	September 30, 2013 MCh$	September 30, 2013 ThUS$
ASSETS
Cash and due from banks	5	684,925	998,770	1,979,056
Transactions in the course of collection	5	310,077	506,318	1,003,266
Financial assets held-for-trading		159,682	317,627	629,376
Cash collateral on securities borrowed and reverse repurchase agreements		35,100	20,501	40,623
Derivative instruments	6	326,083	286,959	568,607
Loans and advance to banks		1,343,322	676,953	1,341,378
Loans to customers, net	7	18,383,958	20,010,809	39,651,275
Financial assets available-for-sale		1,272,316	1,792,453	3,551,733
Investments in other companies		11,674	14,436	28,605
Intangible assets		75,610	73,397	145,436
Property and equipment		205,189	198,797	393,915
Investments properties		16,698	16,412	32,520
Current tax assets		—	975	1,932
Deferred tax assets, net		55,801	47,816	94,747
Other assets		317,765	299,200	592,863

TOTAL ASSETS		23,198,200	25,261,423	50,055,332

LIABILITIES
Current accounts and other demand deposits		5,470,971	5,927,692	11,745,679
Transactions in the course of payments	5	72,684	306,905	608,130
Cash collateral on securities lent and repurchase agreements		226,396	223,409	442,683
Saving accounts and time deposits		9,612,950	10,332,890	20,474,548
Derivate instruments	6	380,322	360,848	715,018
Borrowings from financial institutions		1,108,681	876,247	1,736,277
Debt issued	10	3,273,933	4,056,885	8,038,689
Other financial obligations		162,123	174,967	346,696
Current tax liabilities		23,189	—	—
Provisions		141,839	1,852	3,670
Employee benefits		64,545	60,648	120,174
Other liabilities		305,105	247,931	491,275

TOTAL LIABILITIES		20,842,738	22,570,274	44,722,839

EQUITY
Attributable to equity holders of the parent:
Capital		1,629,078	1,849,351	3,664,476
Reserves		296,937	345,400	684,408
Other comprehensive income		25,769	20,191	40,008
Retained earnings:
Retained earnings from previous periods		65,311	65,311	129,413
Income for the year		478,120	410,895	814,186
Less:
Provisions for minimum dividend		(139,755)	—	—
Non-controlling interest		2	1	2

TOTAL EQUITY		2,355,462	2,691,149	5,332,493

TOTAL LIABILITIES AND EQUITY		23,198,200	25,261,423	50,055,332

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

BANCO DE CHILE AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the nine and three-month periods ended September 30, 2012 and 2013

(Expressed in million of Chilean pesos, unless otherwise specified)

		Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
		Three-month period ended September 30, 2012	Nine-month period ended September 30, 2012	Three-month period ended September 30, 2013	Nine-month period ended September 30, 2013	Nine-month period ended September 30, 2013
	Notes	MCh$	MCh$	MCh$	MCh$	ThUS$

A. STATEMENT OF INCOME
Interest revenue		356,015	1,191,129	492,080	1,277,260		2,530,882
Interest expense		(143,722)	(497,974)	(210,148)	(503,902)		(998,478)

Net interest income		212,293	693,155	281,932	773,358		1,532,404

Income from fees and commissions		91,393	275,326	95,760	288,092		570,852
Expense from fees and commissions		(30,465)	(62,826)	(23,800)	(72,238)		(143,139)

Net fees and commissions income		60,928	212,500	71,960	215,854		427,713

Net financial operating income		1,455	8,491	24,239	33,137		65,661
Foreign exchange transactions, net		9,259	24,829	(5,216)	36,764		72,848
Other operating income		5,259	16,100	4,043	17,924		35,516

Total operating revenues		289,194	955,075	376,958	1,077,037		2,134,142

Provision for loan losses		(37,687)	(118,551)	(55,959)	(154,460)		(306,061)

OPERATING REVENUES, NET OF PROVISIONS FOR LOAN LOSSES		251,507	836,524	320,999	922,577		1,828,081

Personnel expenses		(79,229)	(231,632)	(78,390)	(234,191)		(464,048)
Administrative expenses		(60,218)	(176,048)	(63,133)	(184,309)		(365,207)
Depreciation and amortization		(8,945)	(26,874)	(7,457)	(20,202)		(40,030)
Impairments		(518)	(648)	(124)	(133)		(264)
Other operating expenses		3,652	(22,842)	(3,049)	(10,420)		(20,647)

TOTAL OPERATING EXPENSES		(145,258)	(458,044)	(152,153)	(449,255)		(890,196)

NET OPERATING INCOME		106,249	378,480	168,846	473,322		937,885

Income attributable to associates		(67)	648	402	1,792		3,551

Income before income taxes		106,182	379,128	169,248	475,114		941,436

Income taxes	9	(3,689)	(41,631)	(21,290)	(64,218)		(127,248)

NET INCOME FOR THE PERIOD		102,493	337,497	147,958	410,896		814,188

Attributable to:
Equity holders of the parent		102,492	337,496	147,957	410,895		814,186
Non-controlling interest		1	1	1	1		2

Net income per share from continued operations attributable to equity holders of the parent:	12
Basic net income per share			$3.78		$4.42	US$	0.009
Diluted net income per share			3.78		4.42		0.009

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

BANCO DE CHILE AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the three and nine-month periods ended September 30, 2012 and 2013

(Expressed in million of Chilean pesos, unless otherwise specified)

	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
	Three-month period ended September 30, 2012	Nine-month period ended September 30, 2012	Three-month period ended September 30, 2013	Nine-month period ended September 30, 2013	Nine-month period ended September 30, 2013
	MCh$	MCh$	MCh$	MCh$	ThUS$
B. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NET INCOME FOR THE PERIOD	102,493	337,497	147,958	410,896		814,188

OTHER COMPREHENSIVE INCOME

Net unrealized gains (losses):
Net change in unrealized gains (losses) on available for sale instruments	12,648	23,294	2,096	9,324		18,476
Gains and losses on derivatives held as cash flow hedges	393	1,294	(165)	(16,389)		(32,475)
Cumulative translation adjustment	(38)	(65)	(6)	39		77

Other comprehensive income before income taxes	13,003	24,523	1,925	(7,026)		(13,922)

Income tax related to other comprehensive income	(2,880)	(4,880)	(351)	1,448		2,869

Total other comprehensive income items that will be reclassified subsequently to profit or loss	10,123	19,643	1,574	(5,578)		(11,053)
Other comprehensive income that will not be reclassified subsequently profit or loss	—	—	—	—		—

TOTAL OTHER COMPREHENSIVE INCOME	10,123	19,643	1,574	(5,578)		(11,053)

TOTAL CONSOLIDATED COMPREHENSIVE INCOME	112,616	357,140	149,532	405,318		803,135

Attributable to:
Equity holders of the parent	112,615	357,139	149,532	405,318		803,135
Non-controlling interest	1	1	—	—		—

Comprehensive net income per share attributable to equity holders of the parent:
Basic net income per share		$4.00		$4.36	US$	0.009
Diluted net income per share		4.00		4.36		0.009

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

BANCO DE CHILE AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the nine month period ended September 30, 2012 and 2013

(Expressed in million of Chilean pesos, unless otherwise specified)

			Reserves		Other comprehensive income			Retained earnings
		Paid-in capital	Other reserves	Reserves from earnings	Unrealized gains (losses) on available- for- sale instruments	Cumulative translation adjustment	Cash flow hedge adjustment	Retained earnings from previous periods	Income for the period	Provision for minimum dividends	Attributable to equity holders of the parent	Non- controlling interest	Total equity
	Notes	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$

Balances as of January 1, 2011		1,436,083	99,293	130,171	696	(36)	(395)	65,311	438,186	(128,642)	2,040,667	2	2,040,669
Capitalization of retained earnings		73,911	—	—	—	—	—	—	(73,911)	—	—	—	—
Retention (release) of earnings		—	67,473	—	—	—	—	—	(67,473)	—	—	—	—
Dividends distributed and paid		—	—	—	—	—	—	—	(296,802)	128,642	(168,160)	(1)	(168,161)
Cumulative translation adjustment		—	—	—	—	(65)	—	—	—	—	(65)	—	(65)
Valuation adjustment on available-for-sale instruments (net)		—	—	—	22,508	—	—	—	—	—	22,508	—	22,508
Cash flow hedge adjustment, net		—	—	—	—	—	1,044	—	—	—	1,044	—	1,044
Subscription and payment of shares		—	—	—	—	—	—	—	—	—	—	—	—
Income for the year		—	—	—	—	—	—	—	337,496	—	337,496	—	337,496
Provision for minimum dividends		—	—	—	—	—	—	—	—	—	—	—	—

Balances as of September 30, 2012		1,509,994	166,766	130,171	23,204	(101)	649	65,311	337,496	—	2,233,490	1	2,233,491

Balances as of January 1, 2012		1,629,078	99,293	197,644	24,829	(94)	1,034	65,311	478,120	(139,755)	2,355,460	2	2,355,462
Capitalization of retained earnings		86,202	—	—	—	—	—	—	(86,202)	—	—	—	—
Retention (release) of earnings		—	48,463	—	—	—	—	—	(48,463)	—	—	—	—
Dividends distributed and paid		—	—	—	—	—	—	—	(343,455)	139,755	(203,700)	(1)	(203,701)
Cumulative translation adjustment		—	—	—	—	39	—	—	—	—	39	—	39
Valuation adjustment on available-for-sale instruments (net)		—	—	—	7,495	—	—	—	—	—	7,495	—	7,495
Cash flow hedge adjustment, net		—	—	—	—	—	(13,112)	—	—	—	(13,112)	—	(13,112)
Subscription and payment of shares		134,071	—	—	—	—	—	—	—	—	134,071	—	134,071
Income for the year		—	—	—	—	—	—	—	410,895	—	410,895	—	410,895
Provision for minimum dividends		—	—	—	—	—	—	—	—	—	—	—	—

Balances as of September 30, 2013		1,849,351	147,756	197,644	32,324	(55)	(12,078)	65,311	410,895	—	2,691,148	1	2,691,149

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

BANCO DE CHILE AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine-month periods ended September 30, 2012 and 2013

(Expressed in million of Chilean pesos, unless otherwise specified)

		Unaudited	Unaudited	Unaudited
		September 30,	September 30,	September 30,
		2012	2013	2013
	Notes	MCh$	MCh$	ThUS$
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income for the year		337,497	410,896	814,188
Items that do not represent cash flows:
Depreciation and amortization		26,874	20,201	40,028
Impairment of property and equipment		648	133	264
Provision for loan losses		144,334	182,117	360,864
Provision for contingent loans		670	2,664	5,279
Fair value adjustment of financial assets held-for-trading		626	(282)	(559)
(Income) loss attributable to investments in other companies	8	(648)	(1,792)	(3,551)
(Income) loss on sales of assets received in lieu of payment		(5,246)	(3,627)	(7,187)
(Income) loss on sales of property and equipment		(224)	(205)	(406)
Charge-offs of assets received in lieu of payment		—	—	—
Other credits (debits) that do not represent cash flows		(466)	(2,523)	(4,999)
(Gain) loss from foreign exchange transactions of other assets and other liabilities		(38,070)	(55,566)	(110,104)
Net changes in interest and fee accruals		21,374	17,595	34,864
Changes in assets and liabilities that affect operating cash flows:
(Increase) decrease in loans and advances to banks, net		(144,957)	666,372	1,320,411
(Increase) decrease in loans to customers, net		(1,308,555)	(1,791,297)	(3,549,442)
(Increase) decrease in financial assets held-for-trading, net		2,403	(157,534)	(312,152)
(Increase) decrease in deferred taxes, net	9	(3,285)	7,983	15,818
Increase (decrease) in current account and other demand deposits		107,096	456,348	904,250
Increase (decrease) in payables from repurchase agreements and securities lending		56,397	21,656	42,911
Increase (decrease) in savings accounts and time deposits		673,172	717,671	1,422,060
(Increase) decrease in other operating assets and liabilities		(3,101)	(27,782)	(55,050)
Proceeds from sale of assets received in lieu of payment		7,074	5,593	11,082

Total cash flows from operating activities		(126,387)	468,621	928,569

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
(Increase) decrease in financial assets available for sale		(31,547)	(505,623)	(1,001,888)
Purchases of property and equipment		(15,285)	(8,535)	(16,912)
Proceeds from sales of property and equipment		119	491	973
Purchases of intangible assets		(6,001)	(3,773)	(7,476)
Investments in other companies		(71)	(1,440)	(2,853)
Dividends received from investments in other companies		915	931	1,845
(Increase) decrease in other assets and liabilities		(1,101)	(790)	(1,565)

Total cash flows from investing activities		(52,971)	(518,739)	(1,027,876)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Increase in mortgage finance bonds		—	—	—
Repayment of mortgage finance bonds		(20,791)	(15,869)	(31,444)
Proceeds from bond issuances	10	815,989	1,245,262	2,467,478
Redemption of bond issuances		(244,075)	(484,375)	(959,786)
Subscription and payment of shares		—	134,071	265,661
Dividends paid		(296,802)	(343,455)	(680,554)
Increase (decrease) in borrowings from financial institutions		19,285	(392,878)	(778,485)
Increase (decrease) in other financial obligations		(33,206)	15,731	31,171
Increase (decrease) in Borrowings from Central Bank		(22,793)	—	—
Borrowings with Central Bank of Chile (long-term)		15	—	—
Payment of borrowings from Central Bank (long-term)		(48)	(7)	(14)
Foreign borrowings		336,103	622,630	1,233,737
Payment of foreign borrowings		(815,838)	(460,418)	(912,315)
Other long-term borrowings		666	538	1,066
Payment of other long-term borrowings		(4,270)	(3,821)	(7,571)

Total cash flows from financing activities		(265,765)	317,409	628,944

TOTAL NET POSITIVE (NEGATIVE) CASH FLOWS FOR THE YEAR		(445,123)	267,291	529,637
Net effect of exchange rate changes on cash and cash equivalents		(34,148)	33,848	67,070
Cash and cash equivalents at beginning of period		1,771,749	964,480	1,911,110

Cash and cash equivalents at end of period		1,292,478	1,265,619	2,507,817

	September 30,	September 30,	September 30,
	2012	2013	2013
	MCh$	MCh$	ThUS$
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest received	1,184,733	1,240,417	2,457,877
Interest paid	(478,675)	(442,965)	(877,732)

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Company Information:

Banco de Chile is authorized to operate as a commercial bank since September 17, 1996, in conformity with the Article 25 of Law No. 19,396. Banco de Chile, resulting from the merger of Banco Nacional de Chile, Banco Agrícola and Banco de Valparaíso, was formed on October 28, 1893 in the city of Santiago, in the presence of the Notary Eduardo Reyes Lavalle.

Banco de Chile (“Banco de Chile” or the “Bank”) is a Corporation organized under the laws of the Republic of Chile, regulated by the Superintendency of Banks and Financial Institutions (“SBIF”), Since 2001, - when the bank was first listed on the New York Stock Exchange (“NYSE”), in the course of its American Depository Receipt (ADR) program, which is also registered at the London Stock Exchange – Banco de Chile additionally follows the regulations published by the United States Securities and Exchange Commission (“SEC”).

Until October 17, 2013, Banco de Chile’s shares also were listed on the Latin American securities market of the Madrid Stock Exchange (“LATIBEX”). For more details see Note No. 17 “Subsequent Events”

Banco de Chile offers a broad range of banking services to its customers, ranging from individuals to large corporations. The services are managed in large corporate banking, middle and small corporate banking, personal banking services and retail. Additionally, the Bank offers international as well as treasury banking services. The Bank’s subsidiaries provide other services including securities brokerage, mutual fund and investment management, factoring, insurance brokerage, financial advisory and securitization.

Banco de Chile’s legal address is Paseo Ahumada 251, Santiago, Chile and its website is www.bancochile.cl.

The Interim Condensed Consolidated Financial Statements of Banco de Chile, for the period ended September 30, 2013, were approved for issuance by the Board of directors on January 9, 2014.

2.	Basis of Preparation and Other Information:

a)	Basis of Preparation:

The Interim Condensed Consolidated Financial Statements for the nine-month period ended September 30, 2012 and 2013 have been prepared in accordance with International Accounting Standard 34 (IAS 34) “Interim Financial Reporting” as issued by the IASB.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Bank’s IFRS annual financial statements as of December 31, 2012, as filed with the SEC on April 26, 2013.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	Basis of Preparation and Other Information:, continued:

b)	Use of Estimations and Judgments:

Preparing financial statements requires the Bank’s management to make judgments, estimations and assumptions that affect the application of accounting policies and the valuation of assets, liabilities, income and expenses presented. Real results could differ from these estimated amounts. Details on the use of estimates and judgment and their effect on the amounts recognised in the Interim Condensed Consolidated Financial Statement are included in the following notes:

1.	Derivatives instruments and Accounting Hedges (Note No. 6)

2.	Allowances for loan losses (Note No. 7)

3.	Income tax (Note No. 9);

4.	Commitments and contingencies (Note No. 11);

5.	Fair value of financial assets and liabilities (Note No. 14);

There have been no significant changes to estimates made during the nine-month period 2013, except for the mentioned in Note No. 6.

c)	Seasonality of Operations:

Due to the nature of its business, the Bank and its subsidiaries’ activities do not have a cyclical or seasonal character. Accordingly, no specific details regarding seasonality have been included on the notes to this Interim Condensed Consolidated Financial Statements.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Basis of Preparation and Changes to the Bank’s Accounting Policies:

The accounting policies applied in the preparation of the Interim Condensed Consolidated Financial Statements are consistent with those applied in the Annual Consolidated Financial Statements as of December 31, 2012, except for the adoption of new standards and interpretations as of January 1, 2013.

The Bank applies, for the first time, certain standards and amendments such as IFRS 10 – Consolidated Financial Statements, IFRS 11 – Joint Arrangements, IFRS 12 – Disclosure of Interest in Other Entities, IAS 19 – Employee Benefits and IFRS 13- Fair Value Measurement, IAS 1 – Presentation of Financial Statements and IFRS 7 – Financial Instruments: Disclosure. The nature and effect of these changes are disclosed bellow:

IAS 1 Presentation of Items of Other Comprehensive Income

This rule introduces a grouping of items presented in other comprehensive income (OCI). Items that could be reclassified (or recycled) to profit or loss at a future point in time (e.g., net gain on hedge of net investment, exchange differences on translation of foreign operations, net movement on cash flow hedges and net loss or gain on available-for-sale financial assets) now have to be presented separately from items that will never be reclassified (e.g., actuarial gains and losses on defined benefit plans and revaluation of land and buildings). The amendment affected presentation only and had no impact on the Bank’s financial position or performance.

IFRS 7 Financial Instruments: Disclosures Offsetting Financial Assets and Financial Liabilities

The amendment requires an entity to disclose information about rights to set-off financial instruments and related arrangements (e.g., cash collateral agreements). The disclosures would provide users with information that is useful in evaluating the effect of netting arrangements on an entity’s financial position. The new disclosures are required for all recognised financial instruments that are set off in accordance with IAS 32. The disclosures also apply to recognised financial instruments that are subject to an enforceable master netting arrangement or similar agreement, irrespective of whether the financial instruments are set off in accordance with IAS 32. The Bank has disclosed the impact of master netting agreements on note No. 15 below. None of these netting arrangements qualify for netting under the requirements of IAS 32; therefore, financial instruments subject to netting arrangements are presented on a gross basis in the balance sheet.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Basis of preparation and changes to the Bank’s accounting policies, continued:

IFRS 10 Consolidated Financial Statements

IFRS 10 establishes a single control model that applies to all entities including special purposes entities. IFRS 10 replaces the parts of previously existing IAS 27 – Consolidated and Separate Financial Statements that dealt with consolidated financial statements and SIC – 12 Consolidation – Special Purposes Entities. IFRS 10 changes the definition of control such that an investor controls and investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The Bank and its subsidiaries performed an in-depth analysis on all entities to which they are exposed or have rights to variable returns in order to determine if entities, other than wholly owned entities, needs to be consolidated as result of controlling them under the new control definition. Although the Bank and its subsidiaries are exposed or have rights on variable returns on other entities, such as mutual and investment funds and some sponsored securitization vehicles, it has determined that no control exists over these entities and, therefore, there is no need to consolidate entities other than its wholly owned subsidiaries. Although there is no impact as to entities that need to be consolidated, new disclosures are required by IFRS 12.

IFRS 11 Joint Arrangements

IFRS 11 removes the option to account for jointly controlled entities using proportionate consolidation. Instead, the entity that meets the definition of a joint venture under IFRS 11 must be accounted for using the equity method.

Based on the above, the Bank has performed an in-depth review of its investment in Servipag Ltda. and Artikos Chile S.A. and has determined that these qualify as joint ventures. These entities were previously recorded under the equity method; therefore, there is no accounting impact. As result of the adoption of IFRS 12, some new disclosures are required for joint ventures. See Note No. 8 for further details.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Basis of preparation and changes to the Bank’s accounting policies, continued:

IFRS 12 Disclosure of Interest in Other Entities

IFRS 12 sets out the requirements for disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. As mentioned in previous paragraphs, the Bank has expanded and included some new disclosures required by IFRS 12 for associates, joint arrangements and structured entities on this interim period, as none of these disclosure requirements are applicable for interim condensed consolidated financial statements, unless significant events and transactions in the interim period requires that they be provided. See Note No. 8, for further details on some new additional disclosures.

IFRS 13 Fair Value Measurement

IFRS 13 establishes a single source of guidance under IFRS for all fair value measurements. IFRS 13 does not change when an entity is required to use fair value, but rather provides guidance on how to measure fair value under IFRS when fair value is required or permitted.

The application of IFRS 13 has impacted fair value measurements related to derivatives by including the Bank’s own credit risk (commonly referred as to “Debit Value Adjustment”). During the nine month period ended September 30, 2013, the Bank recorded a gain of MCh$14,180 for this concept. See Note No. 6 for further details.

IFRS 13 also requires specific disclosures on fair values, some of which replace existing disclosure requirements in other standards, including IFRS 7 Financial Instruments: Disclosures. Some of these disclosures are specifically required for financial instruments by IAS 34.16A(j), thereby affecting the interim condensed consolidated financial statements period. The Bank provides these disclosures in Notes No. 14 and 15.

IAS 19 Employee Benefits

IAS 19 includes a number of amendments to the accounting for defined benefit plans, including actuarial gains and losses that are now recognised in Other Comprehensive Income (OCI) and permanently excluded from profit and loss; expected returns on plan assets that are no longer recognised in profit or loss, instead, there is a requirement to recognize interest on the net defined benefit liability (asset) in profit or loss, calculated using the discount rate used to measure the defined benefit obligation, and; unvested past service costs are now recognised in profit or loss at the earlier of when the related restructuring or termination costs are recognised.

The application of IAS 19 has not materially impacted the Consolidated Financial Statements of the Bank.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	Basis of preparation and changes to the Bank’s accounting policies, continued:

The followings standards and improvements will be effective in upcoming period:

•	IAS 32 Financial Instruments: Offsetting Financial Asset and Financial Liabilities – beginning on or after January 1, 2014. Early adoption is permitted.

•	IAS 36 Impairment assets: Recoverable Amount Disclosures for Non-Financial Assets – beginning in January 1, 2014. Early adoption is permitted for the periods that the entity has applied IFRS 13.

•	IAS 39 Financial Instruments Recognition and Measurement: Continuing hedge accounting after novation – beginning on or after January 1, 2014. Early adoption is permitted.

•	IFRS 9 Financial Instruments – beginning on or after January 1, 2015.

•	IFRS 10, IFRS 12 and IAS 27 Investments Entities – beginning on or after January 1, 2014. Early adoption is permitted.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Segment Reporting:

For management purposes, the Bank has organized its operations and commercial strategies into four business segments, which are defined according to type of products and services offered and the target customers. These business segments are currently defined as follows:

Retail:	This segment focuses on individuals and small and medium-sized companies with annual sales up to 70,000UF, and the product offering focuses primarily on consumer loans, commercial loans, checking accounts, credit cards, credit lines and mortgage loans.

Wholesale:	This segment focused on corporate clients and large companies, whose annual revenue exceed 70,000UF, where the product offering focuses primarily on commercial loans, checking accounts and liquidity management services, debt instruments, foreign trade, derivative contracts and leases.

Treasury and Money Market Operations:

This segment includes revenue associated with managing the Bank’s balance sheet (currencies, maturities and interest rates) and liquidity, including financial instrument and currency trading on behalf of the Bank itself, and lesser extent in the item “Interest revenue”

Transactions on behalf of customers carried out by the Treasury are reflected in the respective aforementioned segments. These products are highly transaction-focused and include foreign exchange transactions, derivatives and financial instruments in general.

Subsidiaries:	This segment includes companies and corporations controlled by the Bank, whose financial results are obtained individually by the respective subsidiary. The companies that comprise this segment are:

Entity

• Banchile Trade Services Limited

• Banchile Administradora General de Fondos S.A.

• Banchile Asesoría Financiera S.A.

• Banchile Corredores de Seguros Ltda.

• Banchile Factoring S.A. (*)

• Banchile Corredores de Bolsa S.A.

• Banchile Securitizadora S.A.

• Socofin S.A.

• Promarket S.A.

(*)	On July 1, 2013, Banco de Chile has absorbed its subsidiary Banchile Factoring S.A. This subsidiary was previously presented under the subsidiaries operating segment. As result of being absorbed by the Bank, its operations are now presented under the retail and wholesale operating segment. Previous periods operating segment information have been restated for comparative purposes.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Segment Reporting, continued:

The financial information used to measure the performance of the Bank’s business segments is not necessarily comparable with similar information from other financial institutions because it is based on internal reporting policies. The accounting policies used to prepare the Bank’s business segment information are similar to those described in “Summary of Significant Accounting Principles”. The Bank obtains the majority of its income from: interest, revaluations and fees, discounts on credit cost and expenses. Management of the Bank is mainly based on these concepts and evaluates segment performance and decision-making regarding goals and allocation of resources for each segment individually. Although the results of the segments reconcile with those of the Bank at the consolidated level, it is not thus necessarily concerning the different concepts, since the management is measured and controls in individual form and additionally applies the following criteria:

•	The net interest margin of loans and deposits is measured on an individual transaction and individual client basis, stemming from the difference between the effective customer rate and the Bank related fund transfer price in terms of maturity, re-pricing and currency.

•	The internal performance profitability system considers capital allocation in each segment in accordance with the Basel guidelines.

•	Operating expenses are distributed at each area level. The Bank allocates all of its indirect operating costs to each business segment by utilizing a different cost driver in order to allocate such costs to the specific segment.

The Bank did not enter into transactions with any customer or third party that exceeded 10% or more of its total income during the nine-month periods ended September 30, 2012 or 2013.

Transfer pricing between business segments is on an arm’s length basis, similar to transactions with third parties.

Taxes are managed at a corporate level and are not allocated to business segments.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Segment Reporting, continued:

The following table presents the results for the nine-month period ended September 30, 2013 and as of December 31, 2012 for each of the segments defined above:

	Unaudited
	Nine-months period ended September 30, 2012
	Retail MCh$	Wholesale MCh$	Treasury MCh$	Subsidiaries MCh$	Subtotal MCh$	Reclassifications and adjustments to conform IFRS MCh$	Note (*)	Total MCh$
Net interest income	487,212	190,492	9,006	(9,394)	677,316	15,839		693,155
Net fees and commissions income	114,031	29,896	(210)	77,211	220,928	(8,428)		212,500
Other operating income	10,485	20,538	11,574	23,463	66,060	(16,640)		49,420

Total operating revenue	611,728	240,926	20,370	91,280	964,304	(9,229)	(1)	955,075
Provisions for loan losses	(137,831)	176	84	(12)	(137,583)	19,032	(2)	(118,551)
Depreciation and amortization	(15,617)	(5,511)	(999)	(1,140)	(23,267)	(3,607)	(3)	(26,874)
Other operating expenses	(287,295)	(87,677)	(5,360)	(63,309)	(443,641)	12,471	(4)	(431,170)
Income attributable to associates	383	193	21	259	856	(208)		648

Income before income taxes	171,368	148,107	14,116	27,078	360,669	18,459		379,128
Income taxes							(5)	(41,631)

Income after income taxes								337,497

	As of December 31, 2012
	Retail MCh$	Wholesale MCh$	Treasury MCh$	Subsidiaries MCh$	Subtotal MCh$	Reclassifications and adjustments to conform IFRS MCh$	Note (*)	Total MCh$
Assets	9,666,888	9,325,032	3,746,908	1,123,750	23,862,578	(720,179)		23,142,399
Current and deferred taxes					99,506	(43,705)		55,801

Total assets					23,962,084	(763,884)	(6)	23,198,200

Liabilities	7,548,472	8,978,963	4,495,605	908,796	21,931,836	(1,112,287)		20,819,549
Current and deferred taxes					23,189	—		23,189

Total liabilities					21,955,025	(1,112,287)	(7)	20,842,738

(*)	See page 17

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Segment Reporting, continued:

Reclassifications and adjustments to conform IFRS

(1)	The total effect due to the elimination adjustments to conform the total operating revenue is MCh$(10,189). The total effect of IFRS adjustments is MCh$960, which mainly stems from the reclassification of allowances for loan losses, amortization of fair value loans from Citibank Chile and embedded derivatives.
(2)	The total effect relates to IFRS adjustments of MCh$19,032, which mainly stem from differing allowances for loan losses.
(3)	The total effect relates to IFRS adjustments of MCh$(3,607), which stem from the amortization of intangibles and depreciation of property and equipment from Citibank Chile.
(4)	The total effect due to the elimination adjustments to conform other operating expenses is MCh$10,189. The total effect of IFRS adjustments is MCh$2,282, which represents reversal of write-offs of assets received in lieu of payments.
(5)	The total effect relates to IFRS adjustments of MCh$(8,869), which stem from deferred taxes.
(6)	The total effect due to the elimination adjustments to conform the consolidated financial position data in assets is MCh$(731,339). The total effect of IFRS adjustments in assets is MCh$(32,545), which mainly stems from deviating allowances for loan losses, the acquisition of Citibank Chile and deferred taxes effects.
(7)	The total effect due to the elimination adjustments to conform the consolidated financial position data in liabilities is MCh$(731,339). The total effect of IFRS adjustments in liabilities is MCh$(380,948), which mainly stems from providing for minimum dividends and differing allowances for loan losses.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Segment Reporting, continued:

The following table presents the results for the nine-month period ended September 30, 2013 and for each of the segments defined above:

	Unaudited
	Nine-months period ended September 30, 2013
	Retail MCh$	Wholesale MCh$	Treasury MCh$	Subsidiaries MCh$	Subtotal MCh$	Reclassifications and adjustments to conform IFRS MCh$	Note (*)	Total MCh$
Net interest income	537,089	222,301	11,350	(9,266)	761,474	11,884		773,358
Net fees and commissions income	114,030	32,458	(371)	77,996	224,113	(8,259)		215,854
Other operating income	22,652	36,980	2,996	24,878	87,506	319		87,825

Total operating revenue	673,771	291,739	13,975	93,608	1,073,093	3,944	(1)	1,077,037
Provisions for loan losses	(157,492)	(16,276)	(45)	(2)	(173,815)	19,355	(2)	(154,460)
Depreciation and amortization	(15,027)	(4,233)	(765)	(1,307)	(21,332)	1,130	(3)	(20,202)
Other operating expenses	(289,682)	(79,940)	(5,623)	(67,336)	(442,581)	13,528	(4)	(429,053)
Income attributable to associates	1,060	618	65	301	2,044	(252)		1,792

Income before income taxes	212,630	191,908	7,607	25,264	437,409	37,705		475,114
Income taxes							(5)	(64,218)

Income after income taxes								410,896

Assets	10,449,900	10,629,302	3,914,817	305,107	25,299,126	(86,494)		25,212,632
Current and deferred taxes					138,979	(40,120)		98,859

Total assets					25,438,105	(126,614)	(6)	25,311,491

Liabilities	7,983,563	9,897,353	5,074,678	217,788	23,173,382	(603,108)		22,570,274
Current and deferred taxes					38,894	11,174		50,068

Total liabilities					23,212,276	(591,934)	(7)	22,620,342

(*)	See page 19

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.	Segment Reporting, continued:

Reclassifications and adjustments to conform IFRS

(1)	The total effect due to the elimination adjustments to conform the total operating revenue is MCh$(10,171). The total effect of IFRS adjustments is MCh$14,115, which mainly stems from the reclassification of allowances for loan losses, amortization of fair value loans from Citibank Chile and embedded derivatives.
(2)	The total effect relates to IFRS adjustments of MCh$19,355, which mainly stem from differing allowances for loan losses.
(3)	The total effect relates to IFRS adjustments of MCh$1,130, which stem from the amortization of intangibles and depreciation of property and equipment from Citibank Chile.
(4)	The total effect due to the elimination adjustments to conform other operating expenses is MCh$10,171. The total effect of IFRS adjustments is MCh$3,357, which represents reversal of write-offs of assets received in lieu of payments.
(5)	The total effect relates to IFRS adjustments of MCh$(7,547), which stem from deferred taxes.
(6)	The total effect due to the elimination adjustments to conform the consolidated financial position data in assets is MCh$(184,787). The total effect of IFRS adjustments in assets is MCh$58,173, which mainly stems from deviating allowances for loan losses, the acquisition of Citibank Chile and deferred taxes effects.
(7)	The total effect due to the elimination adjustments to conform the consolidated financial position data in liabilities is MCh$(184,787). The total effect of IFRS adjustments in liabilities is MCh$(407,147), which mainly stems from providing for minimum dividends and differing allowances for loan losses.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	Cash and Cash Equivalents:

(a)	Details of cash and cash equivalents and their reconciliation to the statement of cash flows at each period are as follows:

		Unaudited
	December 31,	September 30,
	2012	2013
	MCh$	MCh$

Cash and due from banks:
Cash	400,249	465,027
Current account with the Chilean Central Bank	67,833	88,083
Deposits in other domestic banks	15,295	44,986
Deposits abroad	201,548	400,674

Subtotal – Cash and due from banks	684,925	998,770

Transactions in the course of collection	237,393	199,413
Highly liquid financial instruments	33,042	48,266
Repurchase agreements	9,120	19,170

Total cash and cash equivalents	964,480	1,265,619

Amounts in cash and Central Bank deposits are regulatory reserve deposits for which the Bank must maintain a defined monthly average.

(b)	Transactions in the course of collection:

Transactions in the course of settlement are transactions for which the only remaining step is settlement, which will increase or decrease the funds in the Central Bank or in foreign banks, normally occurring within 12 to 24 business hours, and are detailed as follows:

		Unaudited
	December 31,	September 30,
	2012	2013
	MCh$	MCh$

Assets
Documents drawn on other banks (clearing)	249,019	200,263
Funds receivable	61,058	306,055

Subtotal transactions in the course of collection	310,077	506,318

Liabilities
Funds payable	72,684	306,905

Subtotal transactions in the course of payment	72,684	306,905

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Derivative Instruments and Accounting Hedges:

(a)	As of December 31, 2012 and September 30, 2013, the Bank’s portfolio of derivative instruments is detailed as follows:

	As of December 31, 2012
		Fair value
	Notional amount contract	Asset	Liability
	MCh$	MCh$	MCh$
Derivatives held for hedging of fair value
Cross currency swap	147,572	—	10,332
Interest rate swap	161,747	—	21,311

Total derivatives held for hedging purposes	309,319	—	31,643
Derivatives held as cash flow hedges
Interest rate swap and cross currency swap	300,239	22	2,055

Total Derivatives held as cash flow hedges	300,239	22	2,055
Derivatives held-for-trading purposes
Currency forward	10,211,593	66,752	81,790
Cross currency swap	4,769,597	177,403	166,182
Interest rate swap	11,253,780	81,093	97,870
Call currency options	102,725	472	395
Put currency options	67,277	341	387
Others	—	—	—

Total derivatives held-for-trading purposes	26,404,972	326,061	346,624

Total	27,014,530	326,083	380,322

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	Derivative Instruments and Accounting Hedges:

	Unaudited
	As of September 30, 2013
		Fair value
	Notional amount contract	Asset	Liability
	MCh$	MCh$	MCh$
Derivatives held for hedging of fair value
Cross currency swap	135,017	—	11,805
Interest rate swap	158,141	547	12,096

Total derivatives held for hedging purposes	293,158	547	23,901
Derivatives held as cash flow hedges
Interest rate swap and cross currency swap	293,158	11,408	9,074

Total Derivatives held as cash flow hedges	293,158	11,408	9,074
Derivatives held-for-trading purposes
Currency forward	9,697,349	50,911	54,395
Cross currency swap	5,400,737	148,429	189,733
Interest rate swap	14,262,467	72,465	80,332
Call currency options	195,766	2,015	2,528
Put currency options	102,479	1,184	885
Others	—	—	—

Total derivatives held-for-trading purposes	29,658,798	275,004	327,873

Total	30,245,114	286,959	360,848

As mentioned on Note 3, as result of the adoption of IFRS 13, the Bank has made a modification to the derivatives valuation model in order to include of the Bank’s own credit risk, commonly referred as “Debit Value Adjustment” (DVA) in the valuation of derivatives. As result of this valuation model change, the Bank has recorded a gain of MCh$14,180, during the nine month period ended September 30, 2013. As required by IFRS 13, this change was applied prospectively since January 1, 2013.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Loans to Customers, net:

(a)	Loans to Customers:

As of December 31, 2012 and September 30, 2013, the composition of the portfolio of loans is the following:

	As of December 31, 2012
	Assets before allowances			Allowances established
	Normal Portfolio	Substandard Loans	Total	Individual Provisions	Group Provisions	Total	Net assets
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Commercial loans
Commercial loans	8,294,828	256,342	8,551,170	(53,952)	(67,746)	(121,698)	8,429,472
Foreign trade loans	1,149,923	91,032	1,240,955	(55,216)	(491)	(55,707)	1,185,248
Current account debtors	187,246	2,153	189,399	(2,418)	(2,504)	(4,922)	184,477
Factoring transactions	597,266	8,871	606,137	(9,535)	(556)	(10,091)	596,046
Commercial lease transactions (1)	1,084,877	28,395	1,113,272	(3,528)	(9,136)	(12,664)	1,100,608
Other loans and accounts receivable	35,736	4,911	40,647	(620)	(1,974)	(2,594)	38,053

Subtotal	11,349,876	391,704	11,741,580	(125,269)	(82,407)	(207,676)	11,533,904

Mortgage loans
Mortgage bonds	103,241	5,974	109,215	—	(724)	(724)	108,491
Transferable mortgage loans	148,243	2,963	151,206	—	(527)	(527)	150,679
Other residential real estate mortgage loans	3,897,642	40,124	3,937,766	—	(14,829)	(14,829)	3,922,937
Credits from ANAP	27	—	27	—	—	—	27
Other loans and accounts receivable	113	340	453	—	—	—	453

Subtotal	4,149,266	49,401	4,198,667	—	(16,080)	(16,080)	4,182,587

Consumer loans
Consumer loans in installments	1,761,070	145,203	1,906,273	—	(124,886)	(124,886)	1,781,387
Current account debtors	235,122	9,944	245,066	—	(6,950)	(6,950)	238,116
Credit card debtors	654,976	25,010	679,986	—	(31,996)	(31,996)	647,990
Other loans and accounts receivable	183	6	189	—	(215)	(215)	(26)

Subtotal	2,651,351	180,163	2,831,514	—	(164,047)	(164,047)	2,667,467

Total	18,150,493	621,268	18,771,761	(125,269)	(262,534)	(387,803)	18,383,958

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Loans to Customers, net, continued:

(a)	Loans to Customers, continued:

	Unaudited As of September 30, 2013
	Assets before allowances			Allowances established
	Normal Portfolio	Substandard Loans	Total	Individual Provisions	Group Provisions	Total	Net assets
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Commercial loans
Commercial loans	9,352,646	269,568	9,622,214	(50,425)	(83,971)	(134,396)	9,487,818
Foreign trade loans	1,156,287	97,969	1,254,256	(59,715)	(514)	(60,229)	1,194,027
Current account debtors	272,299	3,015	275,314	(3,440)	(3,141)	(6,581)	268,733
Factoring transactions	505,217	7,268	512,485	(1,230)	(1)	(1,231)	511,254
Commercial lease transactions (1)	1,164,031	30,950	1,194,981	(5,205)	(9,876)	(15,081)	1,179,900
Other loans and accounts receivable	31,007	5,824	36,831	(556)	(3,267)	(3,823)	33,008

Subtotal	12,481,487	414,594	12,896,081	(120,571)	(100,770)	(221,341)	12,674,740

Mortgage loans
Mortgage bonds	86,668	5,835	92,503	—	(485)	(485)	92,018
Transferable mortgage loans	125,367	2,741	128,108	—	(440)	(440)	127,668
Other residential real estate mortgage loans	4,298,350	57,998	4,356,348	—	(16,086)	(16,086)	4,340,262
Credits from ANAP	24	—	24	—	—	—	24
Other loans and accounts receivable	4,878	370	5,248	—	(1)	(1)	5,247

Subtotal	4,515,287	66,944	4,582,231	—	(17,012)	(17,012)	4,565,219

Consumer loans
Consumer loans in installments	1,840,424	157,519	1,997,943	—	(133,395)	(133,395)	1,864,548
Current account debtors	232,704	10,638	243,342	—	(7,940)	(7,940)	235,402
Credit card debtors	676,461	26,908	703,369	—	(32,498)	(32,498)	670,871
Other loans and accounts receivable	183	313	496	—	(467)	(467)	29

Subtotal	2,749,772	195,378	2,945,150	—	(174,300)	(174,300)	2,770,850

Total	19,746,546	676,916	20,423,462	(120,571)	(292,082)	(412,653)	20,010,809

(1)	In this item, the Bank finances its customers purchases of assets, including real estate and other personal property, through finance lease agreements. As of September 30, 2013, MCh$504,912 (MCh$451,647 as of December 31, 2012) correspond to finance leases for real estate and MCh$690,069 (MCh$661,625 as of December 31, 2012), correspond to finance leases for other assets.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Loans to customers, net, continued

(b)	Allowances for loan losses:

Movements in allowances for loan losses during December 2012 and the nine-month period ended September 30, 2013 are as follows:

	Allowances
	Individual	Group	Total
	MCh$	MCh$	MCh$

Balance as of January 1, 2012	138,628	224,113	362,741
Charge-offs:
Commercial loans	(9,144)	(34,020)	(43,164)
Mortgage loans	—	(4,253)	(4,253)
Consumer loans	—	(135,316)	(135,316)

Total charge-offs	(9,144)	(173,589)	(182,733)
Allowances established	13,668	212,010	225,678
Allowances released	(17,883)	—	(17,883)

Balance as of December 31, 2012	125,269	262,534	387,803

Balance as of January 1, 2013	125,269	262,534	387,803
Charge-offs:
Commercial loans	(5,934)	(19,473)	(25,407)
Mortgage loans	—	(2,569)	(2,569)
Consumer loans	—	(116,244)	(116,244)

Total charge-offs	(5,934)	(138,286)	(144,220)
Debt exchange	(12,554)	—	(12,554)
Allowances established	13,790	167,834	181,624
Allowances released	—	—	—

Balance as of September 30, 2013 (unaudited)	120,571	292,082	412,653

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	Loans to customers, net, continued

(c)	Provision for loan losses

The movement for the nine-month period ended September 30, 2013 and 2012 is as follows:

	Unaudited		Unaudited
	Three-month period ended	Nine-month period ended	Three-month period ended	Nine-month period ended
	2012		2013
	MCh$	MCh$	MCh$	MCh$
Allowances established	(49,914)	(167,452)	(66,797)	(193,340)
Allowances released:
Loans to customers	2,661	19,033	737	8,559
Loans to banks	173	173	(5)	—
Recovery of written-off assets	9,393	29,695	10,106	30,321

Total Provisions for Loan Losses	(37,687)	(118,551)	(55,959)	(154,460)

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment in Other Companies:

Financial information of subsidiaries that have material non-controlling interests are provided bellow:

						Investment
		Ownership Interest		Equity		Book Value		Income (Loss)
		December	September	December	September	December	September	December	September
		2012	2013	2012	2013	2012	2013	2012	2013
Company	Shareholder	%	%	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Investments recorded under the equity method

Associates
Soc. Operadora de Tarjetas de Crédito Nexus S.A.	Banco de Chile	25.81	25.81	6,412	7,501	1,655	1,936	313	402
Redbanc S.A.	Banco de Chile	38.13	38.13	4,109	4,366	1,567	1,665	574	140
Administrador Financiero del Transantiago S.A	Banco de Chile	20.00	20.00	6,076	9,425	1,215	1,885	(158)	669
Transbank S.A.	Banco de Chile	26.16	26.16	6,306	6,016	1,649	1,574	227	214
Soc. Operadora de la Cámara de Compensación de Pagos de Alto Valor S.A.	Banco de Chile	15.00	15.00	4,337	4,467	651	670	67	41
Centro de Compensación Automatizado S.A.	Banco de Chile	33.33	33.33	1,609	1,854	536	618	70	78
Sociedad Interbancaria de Depósitos de Valores S.A.	Banco de Chile	26.81	26.81	1,711	1,982	459	531	89	73
Sociedad Imerc OTC S.A.	Banco de Chile	—	14.49	—	9,952	—	1,440	—	—

Subtotal				30,560	45,563	7,732	10,319	1,182	1,617

Joint Venture
Servipag Ltda.	Banco de Chile	50.00	50.00	6,756	6,956	3,378	3,477	(210)	100
Artikos Chile S.A	Banco de Chile	50.00	50.00	1,129	1,280	564	640	(324)	75

Subtotal				7,885	8,236	3,942	4,117	(534)	175

Total				38,445	53,799	11,674	14,436	648	1,792

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment in Other Companies, continued:

(a)	Associates:

(i)	Summarised statement of profit or loss for September 2012 and 2013:

	Unaudited
	As of September 30,
	2012 MCh$	2013 MCh$
Revenue	154,686	138,018
Operating expenses	(147,725)	(129,588)
Administrative expenses	—	—
Other expenses	630	77

Income before income taxes	7,591	8,507
Income taxes	(1,226)	(1,456)

Net income for the period	6,365	7,051

(ii)	Summarised statement of financial position for December 2012 and September 2013:

	Unaudited
	As of September 30,
	2012 MCh$	2013 MCh$
Current assets	335,634	457,830
Non-current assets	49,701	63,950
Current liabilities	(346,461)	(470,174)
Non-current liabilities	(2,444)	(6,043)

Equity	36,430	45,563

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.	Investment in Other Companies, continued:

(b)	Interest in a Joint Venture:

The Bank has a 50% interest in Servipag Ltda. and a 50% interest in Artikos S.A., two jointly controlled entity. Bank’s interest of both entities is accounted for using the equity method in the consolidated financial statements. Summarised financial information of the joint venture, based on its IFRS financial statements, and reconciliation with the carrying amount of the investment in consolidated financial statements are set out below:

	Unaudited
	Servipag Ltda		Artikos S.A
	December 31, 2012 MCh$	September 30, 2013 MCh$	December 31, 2012 MCh$	September 30, 2013 MCh$
Current Assets	37,139	46,219	441	737
Non-Current Assets	16,916	16,149	926	780

Current Liabilities	(44,068)	(51,407)	(239)	(237)
Non-Current Liabilities	(3,231)	(4,008)	—	—

Equity	6,756	6,953	1,128	1,280

Proportion of the Bank’s ownership	50%	50%	50%	50%

Carrying amount of the investment	3,378	3,477	564	640

Summarised statement of profit or loss of the Servipag Ltda.

	Unaudited
	Servipag Ltda		Artikos S.A
	December 31, 2012 MCh$	September 30, 2013 MCh$	December 31, 2012 MCh$	September 30, 2013 MCh$
Revenue	36,645	25,988	2,451	1,867
Operating expenses	(36,404)	(25,111)	(885)	(556)

Operating revenue	241	877	1,566	1,311

Other expenses	(729)	(522)	(2,149)	(1,161)

Profit before tax	(488)	355	(583)	150
Income tax expense	(154)	(155)	(272)	—

Profit for the year	(642)	200	(855)	150

Bank’s share of profit for the year	(321)	100	(428)	75

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	Income Tax:

(a)	Income Tax

The Bank’s tax expense recorded for the nine-month period ended September 30, 2012 and 2013 as follows:

	Unaudited	Unaudited	Unaudited	Unaudited
	Three-month period ended September 30, 2012 MCh$	Nine-month period ended September 30, 2012 MCh$	Three-month period ended September 30, 2013 MCh$	Nine-month period ended September 30, 2013 MCh$

Income tax expense - current	22,301	48,884	25,109	53,786
Credit (charge) for deferred taxes	(19,658)	(9,000)	(4,078)	9,391
Non deductible expenses	1,035	1,740	258	1,049
Other	11	7	1	(8)

Net charge to income for income taxes	3,689	41,631	21,290	64,218

(b)	Reconciliation of effective tax rate

	Unaudited		Unaudited		Unaudited		Unaudited
	Three-month period ended September 30, 2012		Nine-month period ended September 30, 2012		Three-month period ended September 30, 2013		Nine-month period ended September 30, 2013
	Tax rate %	MCh$	Tax rate %	MCh$	Tax rate %	MCh$	Tax rate %	MCh$
Income tax calculated on net income before tax	20.00	21,237	20.00	75,826	20.00	33,850	20.00	95,023
Additions or deductions (*)	(6.70)	(7,116)	(6.74)	(25,568)	(7.46)	(12,629)	(6.06)	(28,784)
Non-deductible expenses	0.97	1,035	0.46	1,740	0.15	258	0.22	1,049
Tax from previous year	(0.01)	(9)	(0.30)	(1,147)	—	(4)	0.01	52
Effect of changes in tax rate	(12.60)	(13,379)	(2.38)	(9,029)	—	—	—	—
Lease deferred tax adjustment	2.77	2,942	0.78	2,942	—	—	—	—
Others	(0.96)	(1,021)	(0.83)	(3,133)	(0.11)	(185)	(0.66)	(3,122)

Effective rate and income tax expense	3.47	3,689	10.99	41,631	12.58	21,290	13.51	64,218

(*)	The deductions of the tax rate for 2012 and 2013 mainly relate to specific adjustment from tax-exempt distribution of income to SAOS

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Debt Issued:

At the end of each period, debt issued is detailed as follows:

		Unaudited
	December 31, 2012 MCh$	September 30, 2013 MCh$

Mortgage bonds	115,196	92,922
Bonds	2,412,233	3,215,041
Subordinated bonds	746,504	748,922

Total	3,273,933	4,056,885

During the period ended as of September 30, 2013, Banco de Chile issued bonds by an amount of MCh$1,245,262, of which corresponds to Bonds and Subordinated Bonds by an amount of MCh$1,241,666 and MCh$3,596 respectively, according to the following details:

Bonds

Series	MCh$	Term	Interest rate %	Currency	Issued date	Maturity date
BCHIUR1011	22,114	12 years	3.40	UF	01/08/2013	01/08/2025
BCHIUR1011	8,521	12 years	3.40	UF	01/09/2013	01/09/2025
BCHIUJ0811	1,572	8 years	3.20	UF	01/29/2013	01/29/2021
BCHIUZ1011	89,313	7 years	3.20	UF	01/31/2013	01/31/2020
BCHIAC1011	45,456	15 years	3.50	UF	02/28/2013	02/28/2028
BCHIAC1011	34,185	15 years	3.50	UF	03/26/2013	03/26/2028
BCHIUN1011	72,022	7 years	3.20	UF	04/08/2013	04/08/2020
BCHIUU0212	68,379	12 years	3.40	UF	08/29/2013	08/29/2025
BCHIAU0213	69,746	12 years	3.60	UF	09/11/2013	09/11/2025
BCHIAG0213	46,585	5 years	3.40	UF	09/13/2013	09/13/2018
HKD bond	45,552	10 years	3.23	HKD	04/22/2013	04/22/2023
CHF bond	111,579	5 years	1.13	CHF	04/26/2013	05/23/2018
CHF bond	27,895	5 years	1.13	CHF	05/07/2013	05/23/2018
CHF bond	125,526	3 years	0.76	CHF	06/11/2013	07/18/2016
CHF bond	69,737	4 years	1.13	CHF	06/28/2013	07/25/2017

Subtotal as of September 30, 2013	838,182
Short-term Bonds (*)	403,484

Total as of September 30, 2013	1,241,666

(*)	On May 4, 2012, the Bank began issuing bonds denominated “Commercial Paper”, which are financial instruments of Money Market that the Bank will issue in the U.S. market for different maturities, but these terms will be not greater than 365 days.

During the nine-month period ended September 30, 2013, the Bank has privately placed bonds for a total of CHF600 million (US$635 million) in Switzerland and USD 90 million in Hong Kong. In addition to this, the Bank has registered a US$2 billion MTN (mid-term-notes) program in the Luxemburg Stock Exchange.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Debt Issued, continued:

Subordinated Bonds

Series	MCh$	Term	Interest rate %	Currency	Issued date	Maturity date
UCHI-G1111	3,596	25 years	3.75	UF	01/25/2013	01/25/2038

Total as of September 30, 2012	3,596

During the year ended December 31, 2012, Banco de Chile issued bonds by an amount of Ch$1,233,985 million, of which correspond to unsubordinated bonds and Subordinated Bonds in an amount of MCh$1,207,808 and MCh$26,177 respectively, according to the following details:

Bonds

Series	MCh$	Term	Interest rate %	Currency	Issued date	Maturity date
BCHIUO0911	89,896	10 years	3.40	UF	02/15/2012	02/15/2022
BCHIUD0510	14,109	6 years	2.20	UF	02/16/2012	02/16/2018
BCHIUI0611	1,338	7 years	3.20	UF	03/05/2012	03/05/2019
BCHIUI0611	3,352	7 years	3.20	UF	03/07/2012	03/07/2019
BCHIUI0611	1,116	7 years	3.20	UF	03/23/2012	03/23/2019
BCHIUP1211	88,345	10 years	3.40	UF	04/04/2012	04/04/2022
BCHIUI0611	2,236	7 years	3.20	UF	04/17/2012	04/17/2019
BCHIUQ1011	27,343	11 years	3.40	UF	05/08/2012	05/08/2023
BCHIUQ1011	48,568	11 years	3.40	UF	05/11/2012	05/11/2023
BCHIUQ1011	12,449	11 years	3.40	UF	06/04/2012	06/04/2023
BCHIUS0212	46,428	11 years	3.40	UF	06/04/2012	06/04/2023
BCHIUS0212	20,552	11 years	3.40	UF	06/07/2012	06/07/2023
BCHIUT0112	66,850	12 years	3.40	UF	06/12/2012	06/12/2024
BCHIUR1011	33,295	12 years	3.40	UF	06/20/2012	06/20/2024
BONO HKD	24,487	15 years	4.00	HKD	09/05/2012	09/05/2027
BCHIUR1011	4,450	12 years	3.40	UF	07/30/2012	07/30/2024
BCHIUR1011	13,469	12 years	3.40	UF	09/14/2012	09/14/2024
BCHIUR1011	1,799	12 years	3.40	UF	09/24/2012	09/24/2024
BCHIUR1011	5,284	12 years	3.40	UF	09/25/2012	09/25/2024

Subtotal as of September 30, 2012	505,366
BCHIUJ0811	1,334	8 years	3.20	UF	10/05/2012	10/05/2020
BCHIUJ0811	33,456	8 years	3.20	UF	10/10/2012	10/10/2020
BCHIUV1211	67,842	13 years	3.50	UF	10/10/2012	10/10/2025
BCHIUJ0811	1,566	8 years	3.20	UF	10/19/2012	10/19/2020
BCHIUJ0811	2,241	8 years	3.20	UF	10/22/2012	10/22/2020
BCHIAC1011	11,118	15 years	3.50	UF	10/22/2012	10/22/2027
BONO HKD	54,374	15 years	4.00	HKD	11/07/2012	09/09/2027
BONO PEN	14,083	5 years	4.04	PEN	10/30/2012	10/30/2017

Subtotal as of December 31, 2012	186,014
Short-term Bonds	516,428

Total as of December 31, 2012	1,207,808

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Debt Issued, continued:

Subordinated Bonds

Series	MCh$	Term	Interest rate %	Currency	Issued date	Maturity date
UCHI-G1111	13,191	25 years	3.75	UF	07/30/2012	07/30/2037
UCHI-G1111	1,099	25 years	3.75	UF	07/31/2012	07/31/2037
UCHI-G1111	1,782	25 years	3.75	UF	08/31/2012	08/31/2037
UCHI-G1111	10,105	25 years	3.75	UF	12/28/2012	12/28/2037

Total as of December 31, 2012	26,177

The Bank has complied with debt covenants for the nine-month period ended September 30, 2013 and 2012.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Contingencies and Commitments:

(a)	Contingencies and commitments accounted for in off-balance-sheet accounts:

In order to satisfy its customers’ needs, the Bank entered into several irrevocable commitments and contingent obligations. Although these obligations are not recognised in the Statement of Financial Position, they entail credit risks and, therefore, form part of the Bank’s overall risk.

	December 31, 2012 MCh$	September 30, 2013 MCh$
Contingent loans
Guarantees and surety bonds	323,924	407,525
Confirmed foreign letters of credit	85,272	96,545
Issued letters of credit	138,714	199,807
Bank guarantees	1,437,312	1,497,238
Immediately available credit lines	5,481,235	5,762,208
Other commitments	122,997	672
Transactions on behalf of third parties
Collections	386,006	338,786
Third-party resources managed by the Bank:
Financial assets managed on behalf of third parties	12,144	976
Other Financial assets managed on behalf of third parties	—	—
Financial assets acquired on its own behalf	22,802	51,242
Other Financial assets acquired on its own behalf	—	—
Fiduciary activities
Securities held in safe custody in the Bank	6,237,859	7,226,202
Securities held in safe custody in other entities	4,483,567	4,529,305

Total	18,731,832	20,110,506

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Contingencies and Commitments, continued:

(b)	Lawsuits and legal proceedings:

(b.1)	Legal contingencies within the ordinary course of business:

In the ordinary course of business, the Bank and its subsidiaries act as defendant or co-defendant in various legal proceedings. Although there can be no assurances, the Bank’s management believes, based on information currently available, that the ultimate resolution of these legal proceedings are not likely to have a material adverse effect on its results of operations, financial position, or liquidity. As of September 30, 2013, the Bank has established provisions for these legal proceedings in the amount of MCh$240 (MCh$474 as of December 31, 2012), recorded within “Provisions” in the Interim Condensed Consolidated Statement of Financial Position. The following table presents the estimated date of completion of the respective litigation:

	September 30, 2013
	2013 MCh$	2014 MCh$	2015 MCh$	2016 MCh$	2017 MCh$	Total MCh$

Legal contingencies	30	5	67	135	3	240

(b.2)	Contingencies for significant lawsuits:

As of September 30, 2013 and as of December 31, 2012 the Bank is not a party to any significant lawsuits that affect or may affect these consolidated financial statements.

(c)	Guarantees granted:

i.	In subsidiary Banchile Administradora General de Fondos S.A.:

In compliance with Article 226 and subsequent Articles of Law 18,045, Banchile Administradora General de Fondos S.A. has designated Banco de Chile as the representative of the beneficiaries of the guarantees it has established and in that character the Bank has issued bank guarantees totaling UF 2,465,500, maturing January 9, 2014 (UF 2,442,000, maturing on January 4, 2013 as of December 31, 2012).

In addition to these guarantees for creating mutual funds, there are other guarantees for a guaranteed return on certain mutual funds, totaling Ch$59,149 million as of September 30, 2013 (Ch$118,734 million as of December 31, 2012).

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Contingencies and Commitments, continued:

(c)	Guarantees granted, continued:

The details of these guarantees are as follow:

Fund	December 31, 2012 MCh$	September 30, 2013 MCh$
Mutual fund Depósito Plus	14,958	14,241
Mutual fund Depósito Plus III	—	12,937
Mutual fund Depósito Plus II	12,552	9,308
Mutual fund Small Cap USA	—	5,197
Mutual fund Chile Bursatil	—	5,050
Mutual fund Twin Win Europa 103	3,541	3,537
Mutual fund Global Stocks	—	2,964
Mutual fund Second Best Chile EEUU	2,207	2,207
Mutual fund Europa Accionario	2,069	2,059
Mutual fund Second Best Europa China	—	1,649
Mutual fund Potencias Consolidadas	30,381	—
Mutual fund Muralla China	17,795	—
Mutual fund Banca Americana Voltarget	11,878	—
Mutual fund Ahorro Estable II	11,270	—
Mutual fund Estrategia Commodities	6,302	—
Mutual fund Ahorro Estable III	5,051	—
Mutual fund Ahorro Plus I	730	—

Total	118,734	59,149

ii.	In subsidiary Banchile Corredores de Bolsa S.A.:

For the purposes of ensuring correct and complete compliance with all of its obligations as a Stock Brokerage entity, in conformity with the provisions of Article 30 and subsequent Articles of Law 18,045 on Securities Markets, the subsidiary established a guarantee in an insurance policy for UF 20,000, insured by Cía. de Seguros de Crédito Continental S.A., that matures April 22, 2014, whereby the Securities Exchange of the Santiago Stock Exchange was appointed as the subsidiary’s creditor representative.

Guarantees:	December 31, 2012 MCh$	September 30, 2013 MCh$

Shares to secure short-sale transactions in:
Securities Exchange of the Santiago Stock Exchange	69	1,226
Securities Exchange of the Electronic, Stock Exchange of Chile	33,693	2,246
Fixed income securities to ensure system CCLV, Securities Exchange of the Santiago Stock Exchange	3,068	2,983
Fixed income securities to ensure stock loans, Securities Exchange of the Electronic Stock Exchange of Chile	47	439

Total	36,877	6,894

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	Contingencies and Commitments, continued:

(c)	Guarantees granted, continued:

In conformity with the provisions of internal stock market regulations, and for the purpose of securing the broker’s correct performance, the company established a pledge on its shares of the Santiago Stock Exchange in favor of that institution, as recorded in Public Deed on September 13, 1990, signed before Santiago public notary Mr. Raul Perry Pefaur, and on its shares in the Electronic Stock Exchange of Chile in favor of that institution, as recorded in a contract entered into by both parties on May 16, 1990.

Banchile Corredores de Bolsa S.A. maintains an insurance policy with AIG Chile – Compañía de Seguros Generales S.A. that expires January 2, 2014, and covers employee fidelity, physical losses, falsification or adulteration, and currency fraud with a coverage amount equivalent to US$10,000,000.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Payment of Dividends and Earnings per Share:

Earnings per share is calculated by dividing the net profit for the year attributable to the ordinary equity holders of the Bank by the weighted average number of ordinary shares outstanding during the year.

The following table shows the income and share data used in the calculation of EPS:

	Unaudited	Unaudited
	September 30, 2012	September 30, 2013
Basic Earnings per Share:

Income attributable to Bank’s owners (million of Chilean pesos)	337,496	410,895
Weighted average number of outstanding shares	89,235,554,549	92,929,577,197
Basic earnings per share (in Chilean pesos)	3.78	4.42

Diluted Earnings per Share:

Income attributable to Bank’s owners (million of Chilean pesos)	337,496	410,895
Weighted average number of outstanding shares	89,235,554,549	92,929,577,197
Adjustment number of shares	—	—
Diluted earnings per share (in Chilean pesos)	3.78	4.42

(*)	During 2012 and 2013 1,095,298,538 and 1,197,741,038 shares were capitalized, respectively, which are considered in earnings per share calculation as if they had been outstanding during all periods presented.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Related Party Transactions:

The related parties of the Bank and its subsidiaries include entities of the Bank’s corporate group; corporations which are the Bank’s parent company, associated companies, subsidiaries and associates; directors, managers, administrators, main executives or receivers of the company on their own behalf or in representation of persons other than the Bank, and their respective spouses or family members up to the second degree of consanguinity or affinity, as well as any entity directly or indirectly controlled by any of them, the partnerships or companies in which the aforementioned persons are owners, directly or through other individuals or corporations, of 10% or more of their capital or directors, managers, administrators or main executives; any person that on their own or with others with whom they have a joint action agreement can designate at least one member of the company’s management or controls 10% or more of the capital or of the voting capital, if dealing with a public corporation; those that establish the company’s bylaws, identify the directors’ committee; and those who have held the position of director, manager, administrator, main executive or receiver within the last eighteen months.

Article 147 of the Companies Act, states that a public corporation can only enter into transactions with related parties when the objective is to contribute to the company’s interests, and when terms price, and conditions are commensurate to those prevailing in the market at the time of their approval and comply with the requirements and procedures.

Moreover, Article 84 of the Chilean Banking Act. establishes limits for loans granted to related parties and prohibits the granting of loans to the Bank’s directors, managers and general representatives.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

13.	Related Party Transactions, continued:

(a)	Loans to related parties:

The following table details loans and accounts receivable, contingent loans and assets related to financial assets held-for-trading and investment, corresponding to related parties.

	Production Companies(*)		Investment Companies(**)		Individuals(***)		Total
	December 2012 MCh$	Unaudited September 2013 MCh$	December 2012 MCh$	Unaudited September 2013 MCh$	December 2012 MCh$	Unaudited September 2013 MCh$	December 2012 MCh$	Unaudited September 2013 MCh$

Loans and accounts receivable:
Commercial loans	250,983	286,577	63,576	36,354	704	914	315,263	323,845
Residential mortgage loans	—	—	—	—	14,974	16,298	14,974	16,298
Consumer loans	—	—	—	—	3,920	3,307	3,920	3,307

Gross loans	250,983	286,577	63,576	36,354	19,598	20,519	334,157	343,450
Provision for loan losses	(761)	(973)	(136)	(154)	(68)	(61)	(965)	(1,188)

Net loans	250,222	285,604	63,440	36,200	19,530	20,458	333,192	342,262

Off balance sheet accounts:
Guarantees	1,864	1,330	—	—	—	—	1,864	1,330
Letters of credits	280	2,605	—	—	—	—	280	2,605
Banks guarantees	24,361	18,900	2,374	2,000	—	—	26,735	20,900
Immediately available credit lines	46,179	58,942	4,532	5,143	9,320	9,897	60,031	73,982

Total off balance sheet account	72,684	81,777	6,906	7,143	9,320	9,897	88,910	98,817
Provision for contingencies loans	(44)	(25)	(1)	(1)	—	—	(45)	(26)

Off balance sheet accounts, net	72,640	81,752	6,905	7,142	9,320	9,897	88,865	98,791

Amount covered by Collateral
Mortgage	31,034	31,327	55	55	15,325	14,270	46,414	45,652
Warrant	—	—	—	—	—	—	—	—
Pledge	13	13	—	—	7	7	20	20
Others(****)	2,842	2,842	17,300	17,300	10	10	20,152	20,152

Total colateral	33,889	34,182	17,355	17,355	15,342	14,287	66,586	65,824

Acquired Instruments
For trading purposes	—	12	—	—	—	—	—	12

Total acquired instruments	—	12	—	—	—	—	—	12

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

13.	Related Party Transactions, continued:

(a)	Loans with related parties, continued:

(*)	Production companies are legal entities which comply with the following conditions:

i)	They engage in productive activities and generate a separable flow of income

ii)	Less than 50% of their assets are trading securities or investments

(**)	Investment companies include those legal entities that do not comply with the conditions for production companies and are profit-oriented.
(***)	Individuals include key members of management who directly or indirectly posses the authority and responsibility for planning, administrating and controlling the activities of the organization, including directors. This category also includes their family members who are expected to have an influence or to be influenced by such individuals in their interactions with the organization.
(****)	These guarantees correspond mainly to shares and other financial guarantees.

(b)	Other assets and liabilities with related parties:

		Unaudited
	December 31, 2012 MCh$	September 30, 2013 MCh$
Assets
Cash and due from banks	11,174	10,674
Derivative instruments	107,487	77,146
Other assets	2,931	2,594

Total	121,592	90,414

Liabilities
Demand deposits	87,480	149,037
Savings accounts and time deposits	378,965	277,812
Derivative instruments	83,582	85,092
Debt issued	79,821	53,036
Borrowings from financial institutions	134,820	167,134
Other liabilities	9,044	18,014

Total	773,712	750,125

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

13.	Related Party Transactions, continued:

(c)	Income and expenses from related party transactions (*):

	Unaudited		Unaudited		Unaudited		Unaudited
	For the three-month period ended September 30, 2012		For the nine-month period ended September 30, 2012		For the three-month period ended September 30, 2013		For the nine-month period ended September 30, 2013
Type of income or expense recognised	Income MCh$	Expense MCh$	Income MCh$	Expense MCh$	Income MCh$	Expense MCh$	Income MCh$	Expense MCh$

Interest and revenue expenses	4,037	7,117	12,584	14,929	6,133	3,621	15,128	12,194
Fees and commission income	21,340	7,589	43,093	22,184	13,461	10,218	37,752	24,948
Net income from financial transactions	47,793	33,510	161,390	132,764	36,148	50,132	104,418	148,570
Foreign currency translation	—	349	—	349	133	—	133	—
Released or established of provision for credit risk	—	—	—	—	—	—	—	—
Operating expenses	—	14,929	—	50,478	—	14,012	—	51,378
Other income and expenses	200	4	601	15	139	4	412	23

Total	73,370	63,498	217,668	220,719	56,014	77,987	157,843	237,113

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities:

Banco de Chile and his subsidiaries, taken into account the preceding statements, classify all the financial instruments among the following levels:

Level 1:	Quoted market prices in an active market (that are unadjusted) for identical assets or liabilities that the Bank can access at the measurement date.

In this level are considered the following instruments: currency futures, Chilean central bank and treasury securities, mutual funds investments and equity.

For the Chilean central bank and treasury securities, all instruments that belong to one of the following benchmark groups will be considered as Level 1: Pesos-02, Pesos-05, Pesos-07, Pesos-10, UF-02, UF-05, UF-07, UF-10, UF-20, UF-30. A benchmark group is composed by a number of instruments that have similar duration and share the same quoted price within the group. This condition allows for a greater depth of the market, assuring daily observable quotes.

For each and every one of these instruments exist daily observable market valuation parameters; internal rates of return and closing prices, respectively, therefore no assumptions are needed to calculate the fair value. For currency futures as well as mutual funds and equity, closing prices times the number of instruments is used for fair value calculations. For Chilean central bank and treasury securities the internal rate of return is used to discount every cash flow and obtain the fair value of each instrument, for each currency; CLP or CLF.

The preceding described methodology corresponds to the one utilized for the Bolsa de Comercio de Santiago (Santiago’s main Exchange) and is recognized as the standard in the market.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

Level 2:	Valuation techniques whose inputs are other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly. For instruments in this level the valuation is done based on inference from observable market parameters; quoted prices for similar instruments in active markets.

This level is composed mostly by derivatives, currency and rate derivatives, bank’s debt securities, mortgage claims, money market instruments and less liquid Chilean Central Bank and treasury securities.

For derivatives the fair value process depend upon his value is impacted by volatility as a relevant market factor; if is the case, Black-Scholes-Merton type of formula it is used. For the rest of the derivatives, swaps and forwards, net present value through discounted cash flows is used. For securities classified as level 2, the obtained internal rate of return is used to discount every cash flow and obtain the fair value of each instrument, for each currency.

In the event that there is no observable price for an instrument in a specific term, the price will be inferred from the interpolation between periods that do have observable quoted price in active markets. These models incorporate various market variables, including foreign exchange rates and interest rate curves. In some cases external data from specialized providers, brokers such as ICAP and Riskamerica, price for similar transactions and historical information it is used for validate the parameters that will be used as inputs.

The techniques described above are used by the Santiago Stock Exchange in Chile, Bloomberg or the Over-the-Counter, and correspond to the standard methodology used in the local and international markets.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

Level 3:	Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable. This category also includes instruments that are valued based on quoted prices for similar instruments where adjustments or assumptions are needed to reflect the differences between them.

Instruments classified as level 3 correspond to Corporate Debt issued mainly Chilean and foreign companies, issued both in Chile and abroad. These instruments are classified, for accounting purposes, as Available for Sale. For this securities classified as level 3, the indicative internal rate of return is used to discount every cash flow and obtain the fair value of each instrument, for each currency. In this case only external data from specialized providers, brokers such as ICAP, Riskamerica and Interactive Data, it is used to for validate the parameters that will be used as inputs.

For this level corresponds to the described technique used by both the Bolsa de Comercio de Santiago de Chile as Bloomberg, and correspond to the standard methodology used in the local and international market.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

(a)	Level hierarchy and figures

The following tables detail the classification, by level, of financial instruments measured at fair value.

	Level 1		Level 2		Level 3		Total
	December 2012 MCh$	Unaudited September 2013 MCh$	December 2012 MCh$	Unaudited September 2013 MCh$	December 2012 MCh$	Unaudited September 2013 MCh$	December 2012 MCh$	Unaudited September 2013 MCh$
Financial Assets
Financial assets held-for-trading
From the Chilean Government and Central Bank	65,548	55,221	6,831	44,685	—	—	72,379	99,906
Other instruments issued in Chile	188	3,367	87,115	211,234	—	3,120	87,303	217,721

Subtotal	65,736	58,588	93,946	255,919	—	3,120	159,682	317,627

Derivative contracts for trading purposes
Forwards	—	—	70,310	62,321	—	—	70,310	62,321
Swaps	—	—	258,496	220,894	—	—	258,496	220,894
Call Options	—	—	472	2,015	—	—	472	2,015
Put Options	—	—	341	1,184	—	—	341	1,184
Futures	—	—	—	—	—	—	—	—

Subtotal	—	—	329,619	286,414	—	—	329,619	286,414

Hedge derivative contracts
Swaps	—	—	22	11,955	—	—	22	11,955

Subtotal	—	—	22	11,955	—	—	22	11,955

CVA	—	—	(3,558)	(11,410)	—	—	(3,558)	(11,410)

Total	—	—	326,083	286,959	—	—	326,083	286,959

Financial assets available-for-sale
From the Chilean Government and Central Bank	136,554	153,688	115,230	531,295	—	—	251,784	684,983
Other instruments issued in Chile	—	—	653,955	681,168	278,073	357,820	932,028	1,038,988
Other instrument issued abroad	30,538	35,288	—	—	57,966	33,194	88,504	68,482

Subtotal	167,092	188,976	769,185	1,212,463	336,039	391,014	1,272,316	1,792,453

Other assets
Mutual fund investments	33,042	48,266	—	—	—	—	33,042	48,266

Subtotal	33,042	48,266	—	—	—	—	33,042	48,266

Total	265,870	295,830	1,189,214	1,755,341	336,039	394,134	1,791,123	2,445,305

Financial Liabilities
Derivative contracts for trading purposes
Forwards	—	—	81,790	68,575	—	—	81,790	68,575
Swaps	—	—	264,052	270,065	—	—	264,052	270,065
Call Options	—	—	395	2,528	—	—	395	2,528
Put Options	—	—	387	885	—	—	387	885
Futures	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Subtotal	—	—	346,624	342,053	—	—	346,624	342,053

Hedge derivative contracts
Swaps	—	—	33,698	32,975	—	—	33,698	32,975

Subtotal	—	—	33,698	32,975	—	—	33,698	32,975

DVA			—	(14,180)			—	(14,180)

Total	—	—	380,322	360,848	—	—	380,322	360,848

(1)	As of September 30, 2013, 96% of instruments of level 3 have denomination “Investment Grade”, meaning they are assets with a classification BBB- or higher. Also, 90% of total of these financial instruments correspond to domestic issuers.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

(b) Level 3 reconciliation

The following tables show the reconciliation between the beginning and ending balances of instruments classified as Level 3, whose fair value is reflected in the financial statements.

	Balance as of January 1, 2012 MCh$	Gain (loss) Recognised in Income MCh$	Gain (loss) Recognised in Equity MCh$	Purchases, Sales and Agreements, net MCh$	Transfers level MCh$	Balance as of December 31, 2012 MCh$
Financial Assets
Financial assets held-for-trading
Other instruments issued in Chile	585	183	—	(768)	—	—
Instruments issued abroad	—	—	—	—	—	—

Subtotal	585	183	—	(768)	—	—

Financial assets available-for-sale
Other instruments issued in Chile	321,378	1,511	(1,410)	(43,406)	—	278,073
Instruments issued abroad	128,403	(5,713)	19,666	(84,390)	—	57,966

Subtotal	449,781	(4,202)	18,256	(127,796)	—	336,039

Total	450,366	(4,019)	18,256	(128,564)	—	336,039

	Balance as of January 1, 2013 MCh$	Gain (Loss) Recognised in Income MCh$	Gain (Loss) Recognised in Equity MCh$	Purchases, Sales and Agreements, net MCh$	Transfers level	Balance as of September 30, 2013 Unaudited MCh$
Financial Assets
Financial assets held-for-trading
From the Chilean Government and Central Bank	—	—	—	—	—	—
Other instruments issued in Chile	—	92	—	3,028	—	3,120

Subtotal	—	92	—	3,028	—	3,120

Available-for-Sale Instruments
Other instruments issued in Chile	278,073	(3,571)	4,968	78,350	—	357,820
Instruments issued abroad	57,966	(3,945)	304	(21,131)	—	33,194
Subtotal	336,039	(7,516)	5,272	57,219	—	391,014

Total	336,039	(7,424)	5,272	60,247	—	394,134

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

(c)	Transfers between levels

The following tables show transfers between levels for financial assets and liabilities whose fair value it is recorded in the consolidated financial statements:

	Transfers from level 1 to level 2
	December 31, 2012 MCh$	Unaudited September 30, 2013 MCh$
Financial assets

Financial assets held-for-trading instruments
From the Chilean Government and Central Bank	—	1,347

Financial assets Available-for-sale instruments
From the Chilean Government and Central Bank	—	24,649

	Transfers from level 2 to level 1
	December 31, 2012 MCh$	Unaudited September 30, 2013 MCh$
Financial assets

Financial assets held-for-trading instruments
From the Chilean Government and Central Bank	—	47

Financial assets Available-for-sale instruments
From the Chilean Government and Central Bank	53,592	9,435

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

(c)	Sensitivity of level 3 instruments to changes in key assumptions of the input parameters for the valuation model.

The following table shows the impact on the fair value of Level 3 financial instruments using alternative assumptions that are reasonably possible. It is believed that the positive and negative impacts are similar:

	As of December 31, 2012		Unaudited As of September 30, 2013
	Level 3 MCh$	Sensitivity to changes in key assumptions of models MCh$	Level 3 MCh$	Sensitivity to changes in key assumptions of models MCh$
Financial Assets
Financial assets held-for-trading
Other instruments issued in Chile	—	—	3,120	(44)

Total	—	—	3,120	(44)

Financial assets available-for-sale
Other instruments issued in Chile	278,073	4,664	357,820	(5,301)
Instruments issued abroad	57,966	612	33,194	(246)

Total	336,039	5,276	391,014	(5,547)

Financial assets correspond to bank bonds and corporate bonds, considering that these instruments do not have current prices or observables, prices based on broker quotes or runs were used as input prices. Prices are generally calculated as a base rate plus a spread. For local bonds, this was determined by applying a 10% impact on the price, while for offshore bonds this was determined by applying only a 10% impact on the spread because the base rate is hedged with instruments on interest rate swaps (so-called hedge accounting). The impact of 10% is considered a reasonable fluctuation considering the market performance of these instruments and comparing it against the adjustment bid / offer that is provided for by these instruments.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

14.	Fair Value of Financial Assets and Liabilities, continued:

(d)	Other assets and liabilities

The following table summarizes the fair values of the Bank’s main financial assets and liabilities that are not recorded at fair value in the Statement of Financial Position. The values shown in this note do not attempt to estimate the value of the Bank’s income-generating assets, nor forecast their future behavior. The estimated fair value is as follows:

	Book Value		Fair Value
		Unaudited		Unaudited
	December 31,	September 30,	December 31,	September 30,
	2012	2013	2012	2013
	MCh$	MCh$	MCh$	MCh$
Assets
Cash and due from banks	684,925	998,770	684,925	998,770
Transactions in the course of collection	310,077	506,318	310,077	506,318
Cash collateral on securities borrowed and reverse repurchase agreements	35,100	20,501	35,100	20,501

Subtotal	1,030,102	1,525,589	1,030,102	1,525,589

Loans and advances to banks
Domestic banks	1,115,000	158,905	1,115,000	158,905
Chilean Central Bank	—	150,674	—	150,674
Foreign banks	228,322	367,374	228,322	367,374

Subtotal	1,343,322	676,953	1,343,322	676,953

Loans to customers, net
Commercial loans	11,533,904	12,674,740	11,473,251	12,525,231
Residential mortgage loans	4,182,587	4,565,219	4,201,091	4,622,541
Consumer loans	2,667,467	2,770,850	2,683,593	2,804,063

Subtotal	18,383,958	20,010,809	18,357,935	19,951,835

Total	20,757,382	22,213,351	20,731,359	22,154,377

Liabilities
Current accounts and other demand deposits	5,470,971	5,927,692	5,470,971	5,927,692
Transactions in the course of payment	72,684	306,905	72,684	306,905
Cash collateral on securities lent and reverse repurchase agreements	226,396	223,409	226,396	223,409
Saving accounts and time deposits	9,612,950	10,332,890	9,589,643	10,330,483
Borrowings from financial institutions	1,108,681	876,247	1,103,252	871,530
Other financial obligations	162,123	174,967	162,123	174,967

Subtotal	16,653,805	17,842,110	16,625,069	17,834,986

Debt issued
Letters of credit for residential purposes	85,967	71,503	87,088	74,207
Letters of credit for general purposes	29,229	21,419	29,610	22,229
Bonds	2,412,233	3,215,041	2,282,014	3,126,751
Subordinated bonds	746,504	748,922	726,369	732,368

Subtotal	3,273,933	4,056,885	3,125,081	3,955,555

Total	19,927,738	21,898,995	19,750,150	21,790,541

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

15.	Offsetting financial assets and financial liabilities

In accordance with IAS 32 Financial Instruments: Presentation, the Bank should report financial assets and financial liabilities on a net basis on the balance sheet only if there is a legally enforceable right to set off the recognized amounts and there is intention to settle on a net basis, or to realize the asset and settle the liability simultaneously. Because Bank´s netting agreements do not qualify for balance sheet netting, it presents its financial instruments on a gross basis on the balance sheet.

The following table shows the impact of netting arrangements on all derivative financial instruments that are subject to enforceable master netting agreements or similar agreements (including financial collaterals), but do not qualify for balance sheet netting.

The “Net amounts” presented below are not intended to represent the Bank’s actual exposure to credit risk, as a variety of credit mitigation strategies are employed in addition to netting and collateral arrangements.

	As of December 31, 2012
	Effects of offsetting on balance sheet			Related amount not offset
	Gross amount	Amounts offset	Net amounts reported on the balance sheet	Financial Instruments	Financial Collateral	Net amount
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Derivative financial assets	326,083	—	326,083	(104,142)	(42,635)	179,306

Derivative financial liabilities	380,322	—	380,322	—	—	380,322

	As of September 30, 2013
	Effect of offsetting on balance sheet			Related amount not offset
	Gross amount	Amounts offset	Net amounts reported on the balance sheet	Financial Instruments	Financial Collateral	Net amount
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Derivative financial assets	286,959	—	286,959	(23,869)	(47,927)	215,163

Derivative financial liabilities	360,848	—	360,848	—	—	360,848

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

15.	Offsetting financial assets and financial liabilities, continued

Derivative assets and liabilities

The “Financial Instruments” column identifies financial assets and liabilities that are subject to set off under netting agreements, such as the ISDA Master Agreement of derivative exchange or clearing counterparty agreements, whereby all outstanding transactions with the same counterparty could be offset and close-out netting applied across all outstanding transaction covered by the agreements if an event of default or other predetermined events occur (“early contract termination”).

Financial collateral refers to cash and non-cash collateral obtained, typically daily or weekly, to cover the net exposure between counterparties by enabling the collateral to be realized in an event of default or if other predetermined events occur (“early contract termination”).

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

16.	Financial Risk Management:

(1)	Credit Risk

The credit risk of the bank is managed using a global strategy, focused on economic environment and target markets. In this way, policies have been established and credit processes have been developed to recognize singularities of each market and segment, giving each of them the appropriate credit treatment which, in general, results in automated processes for individuals, parametric processes for small and medium companies, and case to case for corporations.

For the Bank, a basic principle in the management of credit risk is its permanence throughout the credit cycle: admission, monitoring and recovery of loans.

Corporate Risk division ensures the quality of the portfolio and optimizes the risk-return ratio for all individuals and corporate segments, managing all phases of the cycle indicated. Along with that ensures the accomplishment of criteria emanating from the Board of the bank related to risk management, who in turn, are actively involved in the management of credit risk, guiding the administration for handling this and informing periodically the portfolio behavior.

Permanent nature of the management of credit risk allows to evaluate a rigorous approval of the credit, ensuring the incorporation of clients within the predefined target market, ensuring a follow up control of the implementation of credit policies and allows close monitoring of the evolution of portfolio risks and processes of normalization and collection of past due loans. Also it allows acting proactively, evaluating any signs of non-complying, mitigating risk and reducing exposures to lower potential portfolio losses.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

16.	Financial Risk Management, continued:

(1)	Credit Risk, continued

The table below shown breakdown by type of portfolio and risk level (normal, substandard and Non-complying)

	As of December 31, 2012
	Individual Portfolio			Group Portfolio
	Normal MCh$	Substandard MCh$	Non-complying MCh$	Normal MCh$	Non-complying MCh$	Total MCh$
Financial Assets
Loans and advances to banks (before allowances for loan losses)
Central Bank of Chile	1,100,696	—	—	—	—	1,100,696
Domestic banks	14,309	—	—	—	—	14,309
Foreign banks	229,276	—	—	—	—	229,276

Subtotal	1,344,281	—	—	—	—	1,344,281

Loans to customers (before allowances for loan losses)
Commercial loans	9,341,403	204,369	145,022	1,864,798	185,988	11,741,580
Residential mortgage loans	—	—	—	4,148,374	50,293	4,198,667
Consumer loans	—	—	—	2,649,995	181,519	2,831,514

Subtotal	9,341,403	204,369	145,022	8,663,167	417,800	18,771,761

	(Unaudited) As of September 30, 2013
	Individual Portfolio			Group Portfolio
	Normal MCh$	Substandard MCh$	Non-complying MCh$	Normal MCh$	Non-complying MCh$	Total MCh$
Loans and advance to banks (before alloances for loan losses)
Central bank of Chile	150,674	—	—	—	—	150,674
Domestic banks	159,000	—	—	—	—	159,000
Foreigns banks	368,731	—	—	—	—	368,731

Subtotal	678,405	—	—	—	—	678,405

Loans to customers (before allowances for loan losses)
Commercial loans	10,321,724	246,273	147,647	1,980,976	199,459	12,896,079
Residential mortgage loans	—	—	—	4,515,287	66,945	4,582,232
Consumer loans	—	—	—	2,747,773	197,378	2,945,151

Subtotal	10,321,724	246,273	147,647	9,244,036	463,782	20,423,462

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

16.	Financial Risk Management, continued:

(1)	Credit Risk, continued

Portfolio loans have a diversification by economic activity as per following:

As of December 31, 2012	Financial Services MCh$	Govern- ment MCh$	Retail (Individuals) MCh$	Trade MCh$	Manu- facturing MCh$	Mining MCh$	Electricity, Gas and Water MCh$	Agriculture and Livestock MCh$	Forestry MCh$	Fishing MCh$	Trans- portation and Telecom MCh$	Cons- truction MCh$	Services MCh$	Other MCh$	Total MCh$
Loans and advances to Banks	243,585	—	—	—	—	—	—	—	—	—	—	—	—	1,100,696	1,344,281
Commercial loans	1,854,571	—	—	2,324,669	1,380,994	372,437	328,763	901,300	—	233,893	1,470,358	1,252,546	1,310,573	311,476	11,741,580
Residential mortgage loans	6,609	—	3,503,474	80,676	15,970	2,702	—	27,697	—	1,840	23,934	17,322	105,181	413,262	4,198,667
Consumer loans	3,131	—	2,557,411	40,109	9,400	1,532	5	33,664	—	840	16,280	9,870	38,440	120,832	2,831,514

Total	2,107,896	—	6,060,885	2,445,454	1,406,364	376,671	328,768	962,661	—	236,573	1,510,572	1,279,738	1,454,194	1,946,266	20,116,042

As of September 30, 2013	Financial Services MCh$	Govern- ment MCh$	Retail (Individuals) MCh$	Trade MCh$	Manu- facturing MCh$	Mining MCh$	Electricity, Gas and Water MCh$	Agriculture and Livestock MCh$	Forestry MCh$	Fishing MCh$	Trans- portation and Telecom MCh$	Cons- truction MCh$	Services MCh$	Other MCh$	Total MCh$
Loans and advance to banks	527,731	—	—	—	—	—	—	—	—	—	—	—	—	150,674	678,405
Commercial loans	1,810,719	—	404,466	2,599,199	1,447,303	364,147	560,726	932,246	—	224,878	1,709,402	1,439,475	1,271,565	131,953	12,896,079
Residential mortgage loans	9,133	—	3,832,281	90,069	18,749	3,529	—	29,010	—	1,763	26,311	19,602	143,952	407,832	4,582,231
Consumer loans	3,482	—	2,661,966	41,614	9,472	1,597	8	35,004	—	828	16,701	10,127	50,481	113,872	2,945,152

Total	2,351,065	—	6,898,713	2,730,882	1,475,524	369,273	560,734	996,260	—	227,469	1,752,414	1,469,204	1,465,998	804,331	21,101,867

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

16.	Financial Risk Management, continued:

(2)	Market Risk

The Market Risk Management Unit has completed three relevant milestones during 2013: the internal model for measuring credit exposures for derivative transactions; the installation of the DVA (“own credit risk”) concept for valuation of derivative transactions and the development of better stress testing processes for both liquidity and price risks.

In fact, credit exposures arose when dealing with derivatives are now computed utilizing either Add-On methodologies (credit factors calculated using MCS) or portfolio analysis considering that market factors prices follow sophisticated diffusion processes. Credit mitigation techniques are also included, when applicable, such as margin call, early termination and netting.

The DVA concept was developed by computing expected positive or negative exposures as the sum of FX European calls/puts in the case of FX Forwards or Cross Currency swaps or the value of Interest Rate Caps or Floors for Interest Rate Swaps. Expected Losses are estimated utilizing corporate spreads gathered from observable sources or by estimating them through techniques that mimic credit spreads yield curves according to internal credit rating models.

Stress tests have been improved significantly, trying to better reflect profit & loss impacts due to material adverse changes environments. The enhancement of the price risk stress testing exercise is focused on the inclusion of basis risk analyses (from mid year, we have included the potential effects generated by the fluctuation of the credit spread of our customer base or by the fluctuation of our own credit spread). Liquidity analysis was improved by defining the base scenario as a more realistic one, modeling mostly all balance sheet items as evergreen with the exception of deposits withdraws and debt securities trading activities.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued

17.	Subsequent Events:

On October 17, 2013 Banco de Chile informed that the Board of Directors of Latibex (“Consejo de Administración de Bolsas y Mercados Españoles Sistemas de Negociación, S.A.”), within its authority pursuant to the Regulations of the Mercado de Valores Latinoamericanos (“Latibex”), and based on Banco de Chile’s request, has resolved to exclude the negotiation of Banco de Chile issued shares from the “Mercado de Valores Latinoamericanos (“Latibex”)”, effective October 18, 2013.

All the supporting documentation filled by Banco de Chile is publicly available at the website of Latibex (www.latibex.com) and on our website (www.bancochile.cl).

In Management’s opinion, there are no other significant subsequent events that affect or could affect the Interim Condensed Consolidated Financial Statements of the Bank and its subsidiaries between September 30, 2013 and the date of issuance of these Interim Condensed Consolidated Financial Statements.

The accompanying notes 1 to 17 are an integral part of these interim condensed consolidated financial statements